ACCOUNTING SERVICES AGREEMENT


         THIS AGREEMENT effective as of February 28, 1997 by and between PRAGMA INVESTMENT TRUST (the "Trust"), an Ohio business trust, PRAGMA, INC. ("PRAGMA"), a Texas corporation, and COUNTRYWIDE FUND SERVICES, INC. ("Countrywide"), an Ohio corporation.
                                WITNESSETH THAT:

         WHEREAS, the Trust has been organized to operate as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, PRAGMA is registered as an investment adviser under the Investment Advisers Act of 1940 and provides advisory services to the Trust pursuant to an Investment Advisory Agreement; and

         WHEREAS, under the Investment Advisory Agreement, PRAGMA is responsible for retaining and compensating agents to provide non- advisory services to the Trust; and

         WHEREAS, PRAGMA desires to hire Countrywide to provide the Trust with certain accounting and pricing services, and Countrywide is willing to provide such services upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       APPOINTMENT.

                  Countrywide is hereby appointed to provide the Trust with certain accounting and pricing services, and Countrywide accepts such appointment and agrees to provide such services under the terms and conditions set forth herein.

         2.       CALCULATION OF NET ASSET VALUE.

                  Countrywide will calculate the net asset value of each series of the Trust and the per share net asset value of each series of the Trust, in accordance with the Trust's current prospectus and statement of additional information, once daily as of the time selected by the Trust's Board of Trustees. Countrywide will prepare and maintain a daily valuation of all securities and other assets of the Trust in accordance with instructions from a designated officer of the Trust or PRAGMA and in the manner set forth in the current prospectus and statement of additional information. In valuing securities of the Trust, Countrywide may contract with, and rely upon market quotations provided by, outside services.




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         3.       BOOKS AND RECORDS.

                  Countrywide will maintain and keep current the general ledger for each series of the Trust, recording all income and expenses, capital share activity and security transactions of the Trust. Countrywide will maintain such further books and records as are necessary to enable it to perform its duties under this Agreement, and will periodically provide reports to the Trust and its authorized agents regarding share purchases and redemptions and trial balances of each series of the Trust. Countrywide will prepare and maintain complete, accurate and current all records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code of 1986, as amended (the "Code"), and under the rules and regulations of the 1940 Act, and will preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act. The retention of such records shall be at the expense of PRAGMA.

                  All of the records prepared and maintained by Countrywide pursuant to this Section 3 which are required to be maintained by the Trust under the Code and the 1940 Act will be the property of the Trust. In the event this Agreement is terminated, all such records shall be delivered to the Trust or to PRAGMA at PRAGMA's expense, and Countrywide shall be relieved of responsibility for the preparation and maintenance of any such records delivered to the Trust or PRAGMA.

         4.       PAYMENT OF TRUST EXPENSES.

                  Countrywide shall process each request received from the Trust or its authorized agents for payment of the Trust's expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Trust, Countrywide shall prepare checks in the appropriate amounts which shall be signed by an authorized officer of Countrywide and mailed to the appropriate party.

         5.       FORM N-SAR.

                  Countrywide shall maintain such records within its control and as shall be requested by the Trust to assist the Trust in fulfilling the requirements of Form N-SAR.

         6.       COOPERATION WITH ACCOUNTANTS.

                  Countrywide shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.



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         7.       FURTHER ACTIONS.

                  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         8.       FEES.

                  For performing its services under this Agreement, PRAGMA shall pay Countrywide a monthly fee with respect to each series of the Trust in accordance with the schedule attached hereto as Schedule A. The fees with respect to any month shall be paid to Countrywide on the last business day of such month. PRAGMA shall also promptly reimburse Countrywide for the cost of external pricing services utilized by Countrywide.

         9.       COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

                  The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Countrywide to perform any services for PRAGMA or the Trust which services could cause Countrywide to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the prospectus or statement of additional information of the Trust or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Countrywide, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction, it being acknowledged that the Trust is relying on the best efforts of Countrywide.

         10.      REFERENCES TO COUNTRYWIDE, PRAGMA AND THE TRUST.

                  The Trust or PRAGMA shall not circulate any printed matter which contains any reference to Countrywide without the prior written approval of Countrywide, excepting solely such printed matter as merely identifies Countrywide as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust or PRAGMA will submit printed matter requiring approval to Countrywide in draft form, allowing sufficient time for review by Countrywide and its counsel prior to any deadline for printing.

                  Countrywide shall not circulate any printed matter which contains any reference to the Trust or PRAGMA without the prior written approval of the Trust or PRAGMA, excepting solely such printed matter as merely identifies PRAGMA and the Trust as clients of Countrywide. Countrywide will submit printed matter

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requiring approval to PRAGMA and/or the Trust in draft form, allowing sufficient time for review by PRAGMA and/or the Trust and its counsel prior to any deadline for printing.

         11.      EQUIPMENT FAILURES.

                  In the event of equipment failures beyond Countrywide's control, Countrywide shall take all steps necessary to minimize service interruptions but shall have no liability with respect thereto. Countrywide shall endeavor to enter into one or more agreements making provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         12.      INDEMNIFICATION OF COUNTRYWIDE.

                  Countrywide may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Countrywide nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust or PRAGMA in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

                  Any person, even though also a director, officer, employee, shareholder or agent of Countrywide, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Countrywide or any of its affiliates, even though paid by one of those entities.

                  Notwithstanding any other provision of this Agreement, the Trust and PRAGMA shall each indemnify and hold harmless Countrywide, its directors, officers, employees, shareholders, agents, control persons and affiliates, from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Countrywide may sustain or incur or which may be asserted against Countrywide by any person, by reason of, or as a result of: (i)

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any action taken or omitted to be taken by Countrywide in good faith in reliance upon any certificate, instrument, order or stock certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by Countrywide in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Countrywide or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

         13.      TERMINATION.

                  The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by Countrywide, (2) by PRAGMA, (3) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (4) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

                  Any party may terminate this Agreement on any date by giving the other parties at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, PRAGMA shall pay to Countrywide such compensation as may be due as of the date of such termination.

                  In the event that in connection with the termination of this Agreement a successor to any of Countrywide's duties or responsibilities under this Agreement is designated by the Trust or by PRAGMA by written notice to Countrywide, Countrywide shall, promptly upon such termination and at the expense of PRAGMA, transfer all records maintained by Countrywide under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Countrywide's cognizant personnel in the establishment of books, records and other data by such successor.





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         14.      SERVICES FOR OTHERS.

                  Nothing in this Agreement shall prevent Countrywide or any affiliated person (as defined in the 1940 Act) of Countrywide from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Countrywide expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

         15.      REPRESENTATIONS OF COUNTRYWIDE

                  Countrywide represents and warrants that no legal proceedings or regulatory investigations are pending against Countrywide which could have a material impact on the operations or financial condition of Countrywide. Countrywide also represents and warrants that it currently maintains all registrations and meets all capital requirements under applicable laws in order to provide the services contemplated herein, and will continue to do so for the duration of this Agreement. Countrywide agrees that it will notify PRAGMA and the Trust immediately should it become a party to any legal proceeding, regulatory investigation or enforcement action that could have a material impact on the operations or financial condition of Countrywide. Countrywide further agrees that it will immediately notify PRAGMA and the Trust of any material change in the ownership or control of Countrywide.

         16.      MISCELLANEOUS.

                  The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         17.      LIMITATION OF LIABILITY.

                  The term "PRAGMA Investment Trust" means and refers to the trustees from time to time serving under the Trust's Agreement and Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement has been authorized by the trustees of the Trust and signed by an officer of the Trust acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

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         18.      SEVERABILITY.

                  In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

         19.      QUESTIONS OF INTERPRETATION.

                  This Agreement shall be governed by the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         20.      NOTICES.

                  Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and of PRAGMA for this purpose shall be 7150 Greenville Avenue, Suite 101, Dallas, Texas 75231 and that the address of Countrywide for this purpose shall be 312 Walnut Street, Cincinnati, Ohio 45202.

         21.      BINDING EFFECT.

                  Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

         22.      COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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         23.      FORCE MAJEURE.

                  If Countrywide shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                             PRAGMA INVESTMENT TRUST



                                             By:/S/ JOHN H. ALBAN III
                                                Its: President


                                             PRAGMA, INC.



                                             By:/S/ JOHN H. ALBAN III
                                                Its: President


                                             COUNTRYWIDE FUND SERVICES, INC.



                                             By:/S/ ROBERT G. DORSEY
                                                Its: President


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                                   SCHEDULE A



                                  COMPENSATION


FOR FUND ACCOUNTING AND PORTFOLIO PRICING:

         PRAGMA will pay Countrywide a monthly fee with respect to each series of the Trust, according to the average net assets of such series during such month, as follows:

         MONTHLY FEES                             AVERAGE NET ASSETS
             $2,000                          $          0 - $ 50,000,000
             $2,500                          $ 50,000,000 - $100,000,000
             $3,000                          $100,000,000 - $200,000,000
             $4,000                                  Over - $200,000,000


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